UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 12, 2009

Commission File Number 000-03718

PARK CITY GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098
(Address of principal executive offices)

(435) 645-2000
(Registrant's telephone number)

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 12, 2009, Park City Group, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain investors (“Purchase Agreement”), pursuant to which the Company issued Subordinated Promissory Notes in an aggregate principal amount of $1,538,241.56 (“Exchange Notes”).  The Exchange Notes were issued, together with shares of the Company’s Common Stock, in exchange for the surrender to the Company of certain shares of Series E Preferred Stock of Prescient Applied Intelligence, Inc. (the “Exchange”) held by such investors. Prescient Applied Intelligence, Inc. (“Prescient”) is a wholly-owned subsidiary of the Company as a result of the merger of Prescient with and into a wholly-owned subsidiary of the Company (the “Prescient Merger”).  In connection with the Exchange, each share of Series E Preferred Stock was exchanged for an Exchange Note in the principal amount of $4,021.30, and 900 shares of the Company’s Common Stock.  The Exchange Notes, which bear interest computed at a rate of twelve percent (12%) per annum, are due and payable on July 12, 2011.

On January 12, 2009, the Company entered into an additional Purchase Agreement with Robert W. Allen, pursuant to which the Company issued a Subordinated Promissory Note to Mr. Allen in the principal amount of $523,013.70 (the “Allen Note”).  Mr. Allen is a director of the Company.  The Allen Note was issued by the Company to replace a Subordinated Promissory Note issued to Mr. Allen on August 28, 2008 in the principal amount of $500,000, which Note was due and payable, together with accrued but unpaid interest, on or before December 1, 2008.  The Company and Mr. Allen extended the maturity date of the original Note to January 12, 2009. The principal amount of the Allen Note reflects the principal amount of the original Note issued to Mr. Allen, plus accrued interest of $23,013.70.  The Allen Note bears interest computed at a rate of twelve percent (12%)  per annum, and is due and payable on the earlier to occur of July 12, 2011 or upon an event of default.  In addition to the Allen Note, Mr. Allen was issued 116,667 shares of the Company’s Common Stock in consideration for the exchange of the original Note.

In consideration for certain investment and financial advisory services provided to the Company in connection with the Prescient Merger, including the financing thereof, the Company entered into a Purchase Agreement with Taglich Brothers, Inc. (“Taglich”), on January 9, 2009, pursuant to which the Company issued to Taglich a Subordinated Promissory Note in the principal amount of $221,171.50, in lieu of cash fees owed to Taglich (the “Taglich Note”).  The Taglich Note bears interest computed at a rate of twelve percent (12%) per annum, and is due and payable on the earlier to occur of July 12, 2011 or upon an event of default.  In addition to the Taglich Note, Taglich was issued 49,500 shares of the Company’s Common Stock, and warrants exercisable for 50,000 shares of the Company’s Common Stock at $1.80 per share.

On April 1, 2009, the Company issued a Subordinated Promissory Note to Riverview Financial Corp. (“Riverview”) in the principal amount of $620,558.53 (“New Note”).  Riverview is controlled by Randall K. Fields, the Chairman of the Board, President and Chief Executive Officer of the Company.  The New Note was issued in consideration for the cancellation of a Promissory Note, dated August 28, 2008, issued by the Company to Riverview in the original principal amount of $1,499,000 (the “Old Note”), which principal amount was reduced by $1.0 million as a result of a payment made to Riverview by the Company on February 3, 2009.  The New Note includes accrued but unpaid interest under the Old Note of $80,171.84, certain fees owed to Riverview by the Company in the amount of $35,123.68 for guaranteeing amounts owed by the Company under a line of credit with a bank, and $5,263.01 representing certain late fees owed Riverview by the Company resulting from the failure by the Company to pay certain amounts to Riverview under the terms of a Services Agreement between the Company and Riverview, dated July 1, 2005, described below.  The New Note, which bears interest computed at a rate of twelve percent (12%) per annum, is due on the earlier of September 30, 2011 or upon an event of default.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 2.03 above.

The securities issued by the Company as described in Item 2.03 above were issued either in exchange for existing securities of the Company, or were issued to satisfy certain obligations of the Company.  As a result, the Company did not receive any proceeds from the issuance of the securities.  No underwriters were involved in issuance of the securities, which were issued in private transactions, in reliance on an exemption from registration under Section 3(a)(9) and/or Section 4(2), as applicable, of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated thereunder. All of the securities issued by the Company were acquired by accredited investors, for investment purposes only and not with a view toward the public distribution thereof.  Each certificate representing the shares of Common Stock bears a legend indicating that such securities have not been registered under the Securities Act and that they are subject to specified restrictions on transferability. The securities were issued by the Company without any general solicitation or advertising.

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2009, the Company entered into a Services Agreement (“Agreement”) with Fields Management, Inc. (“FMI”), to provide certain executive management services to the Company, including designating an executive to perform the functions of President and Chief Executive Officer for the Company (“Executive”).  The Agreement amends and replaces the Services Agreement between FMI and the Company, dated July 1, 2005.  FMI is controlled by Randall K. Fields, FMI’s designated Executive, who currently serves as the Company’s Chairman of the Board, President and Chief Executive Officer.

Under the terms of the Services Agreement, which continues through June 30, 2013, FMI is paid an annual base fee of $325,000, payable in equal semi-monthly installments.  In addition, FMI is entitled to the following:

•	an incentive bonus based upon the Company’s achievement of performance goals determined each year by the Compensation Committee of the Company’s Board of Directors;

•	up to $1,200 per month for reimbursement of a vehicle of Executive’s choice;

•	an annual allowance of up to $6,000 for computer equipment; and

•	600,000 shares of Common Stock of the Company, subject to a pro-rata (10) ten-year vesting schedule.

The Company is also obligated to maintain two term life insurance policies in the name of the Executive for $10.0 million each, with the beneficiary of one to be designated by the Executive, and the other to be designated by the Company.

On April 9, 2009, the Company also entered into an Employment Agreement with Randall K. Fields (“Employment Agreement”), pursuant to which Mr. Fields is to be employed by the Company in the position of Sales Department Manager through June 20, 2013 for annual compensation of $50,000.

Item 9.01            Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 5, 2009	PARK CITY GROUP, INC.

By: /s/ John Merrill John Merrill Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Warrant issued to Taglich Brothers, Inc. exercisable for 50,000 shares of the Company’s Common Stock.

99.1
Form of Securities Purchase Agreement, dated January 12, 2009, by and between the Company and certain investors, providing for the issuance by the Company of Subordinated Promissory Notes in the principal amount of $1,538,241.56.

99.2
Securities Purchase Agreement, dated January 12, 2009, by and between the Company and Robert W. Allen providing for the issuance to Mr. Allen of a Subordinated Promissory Note in the principal amount of $523,013.70.

99.3
Securities Purchase Agreement, dated January 12, 2009, by and between the Company and Taglich Brothers, Inc., providing for the issuance to Taglich Brothers of an unsecured promissory note in the principal amount of $221,171.50.

99.4	Subordinated Promissory Note, dated April 1, 2009, issued to Riverview Financial Corporation, in the principal amount of $620,558.53.

99.5	Services Agreement, dated April 9, 2009, by and between the Company and Fields Management, Inc.

99.6	Employment Agreement, dated April 9, 2009, by and between the Company and Randall K. Fields.